Exhibit 99.1

NEWS Contact: Amie D'Ambrosio (713) 375-3826

FOR IMMEDIATE RELEASE

NOV ANNOUNCES KEY LEADERSHIP CHANGES

HOUSTON, TX, November 19, 2025 – NOV Inc. announced today that Clay Williams, Chairman and Chief Executive Officer will retire, and Jose Bayardo, NOV’s current President and Chief Operating Officer, will succeed him and serve as Chairman, President and Chief Executive Officer, effective January 1, 2026. This plan reflects the Board’s ongoing commitment to long-term succession planning and leadership continuity.

“On behalf of the Board, I want to thank Clay for his leadership and lasting impact on NOV,” said William Thomas, NOV’s Lead Independent Director. “With more than three decades of service to NOV and over a decade as CEO, Clay guided NOV through transformation and volatility alike – steering it through deep industry cycles while building a resilient organization. His influence endures in the culture of integrity, innovation, and excellence that will continue to shape NOV’s future.”

Mr. Thomas continued, “After a rigorous succession planning process, the Board is confident that Jose is well-prepared, and an exceptional choice, to advance NOV into its next chapter of growth. He is a proven leader with a strong track record of accomplishments and expertise in upstream oilfield operations. Jose has helped shape NOV’s strategy and culture while leading strategic initiatives that have enhanced operational efficiency and performance. Jose’s knowledge of the business and trusted leadership will ensure a seamless transition.”

“It has been a privilege to serve NOV,” said Mr. Williams. “I am deeply grateful to all NOV’s employees and the Board for their partnership and support. I am also grateful to have spent the past decade working alongside Jose. He is an outstanding leader who knows our business, our people, and our customers well. His drive and enthusiasm for our business will guide NOV into its next era of success.”

“I am honored by the opportunity to lead this exceptional organization and continue building on NOV’s strong foundation,” said Mr. Bayardo. “On behalf of the entire organization, I’d like to thank Clay for his strong leadership, for fostering a culture of integrity and excellence, and for developing a deep bench of talent throughout the organization, all of which leaves NOV well positioned for the future. NOV will continue delivering the critical technologies that enable safe, efficient, and reliable energy production worldwide, while strengthening our operations to drive long-term shareholder value.”

Mr. Bayardo joined NOV in 2015 as Senior Vice President and Chief Financial Officer before being promoted to President and Chief Operating Officer earlier this year. In his current role, he oversees global operations, supporting strategic alignment and performance across the organization. Prior to joining NOV, he held executive roles at Continental Resources, Inc. and Complete Production Services, Inc. Mr. Bayardo holds a Bachelor of Science in Chemical Engineering from the University of Texas at Austin, and a Master of Business Administration and Master of Engineering Management from Northwestern University.

About NOV

NOV delivers technology-driven solutions to empower the global energy industry. For more than 150 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by NOV with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

CONTACT:

Amie D’Ambrosio

Director, Investor Relations

(713) 375-3826

amie.dambrosio@nov.com